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                                                                     EXHIBIT 7.2

                      CHRYSALIS INTERNATIONAL CORPORATION
                    6% SUBORDINATED NOTE DUE MARCH 16, 2001

$5,000,000                                                  DATED MARCH 16, 1998

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR UNDER ANY APPLICABLE STATE LAW AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THIS NOTE AND IN THE ABSENCE OF EFFECTIVE REGISTRATION UNDER THE ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER OR SUCH STATE SECURITIES LAW. THIS NOTE IS SUBJECT TO THE PROVISIONS OF A SUBORDINATION AGREEMENT, DATED MARCH 16, 1998, AMONG CHRYSALIS INTERNATIONAL CORPORATION, PANLABS INTERNATIONAL, INC. AND CORESTATES BANK, N.A. (THE "SUBORDINATION AGREEMENT"), A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE SECRETARY OF CHRYSALIS INTERNATIONAL CORPORATION.

          FOR VALUE RECEIVED, CHRYSALIS INTERNATIONAL CORPORATION, a New Jersey corporation (the "Company"), with offices at 575 Route 28, Raritan, New Jersey 08869, hereby promises to pay, at the time and in the manner set forth below, with interest at the rate of six percent (6%) per annum, payable semi-annually, in arrears, on September 16 and March 16 of each year, beginning on September 16, 1998 to the order of PANLABS INTERNATIONAL, INC. ( the "Payee"), at c/o MDS INC., 100 International Boulevard, Etobicoke, Ontario, Canada M9W 6J6 or at such other office as the Payee designates in writing to the Company, the principal amount of Five Million Dollars ($5,000,000). All payments under this Note shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts. The aforesaid principal amount shall be due, together with all accrued and unpaid interest, on March 16, 2001 or on such earlier date (in either case, the "Maturity Date") on which the principal amount shall become due in accordance with the terms of this Note.

          This Note is issued under and pursuant to a Note and Warrant Purchase Agreement (the "Purchase Agreement") dated this date, to which reference is herewith made, between the Company and the Payee. "Note" as used herein means the note issued under the Purchase Agreement and all other terms, when capitalized in this Note, unless otherwise expressly defined herein, shall have the same meaning and effect as set forth in the Purchase Agreement.

                                   ARTICLE I
                                   PREPAYMENT

          The Company may at any time, without penalty, prepay in whole or in part, the principal outstanding under this Note or any accrued and unpaid interest thereon; provided the Company shall provide the Payee with written notice of its intention to make such a prepayment 60 calendar days prior to the date of such prepayment.

                                   ARTICLE II
                                 SUBORDINATION

          The Company agrees, and the Payee by its acceptance of this Note likewise agrees, that the payment of the principal of and interest on this Note is subordinated and junior in right of payment, with respect to the subordination of the Senior Indebtedness of Corestates Bank, N.A. ("Corestates"), to the extent and in the manner provided in the Subordination Agreement and, with respect to the subordination of the holders of all other Senior Indebtedness, to the extent and in the manner provided in this Article, to the prior payment in full of all Senior Indebtedness.

          2.1  Company Not to Make Payments with Respect to Note in Certain
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Circumstances. No payment shall be made by the Company on account of principal
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of or interest on this Note if there shall have occurred
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and be continuing a default with respect to the payment of any Senior
Indebtedness and (a) such default is the subject of a judicial proceeding or (b) notice of such default in writing has been given to the Company by any holder or holders of any Senior Indebtedness unless and until such default or event of default shall have been cured or waived or shall have ceased to exist.

          Upon any acceleration of the principal of this Note or any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding up or liquidation or reorganization of the Company, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full, or payment thereof provided for, before any payment is made on account of the principal of or interest on this Note; and (subject to the power of a court of competent jurisdiction to make other equitable provision, which shall have been determined by such court to give effect to the rights conferred in this Article upon the Senior Indebtedness and the holders thereof with respect to this Note or the Payee, by a lawful plan of reorganization or readjustment under applicable law) upon any such dissolution or winding up or liquidation or reorganization, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Payee would be entitled except for the provisions of this Article II, shall be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution directly to the holders of Senior Indebtedness, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment of distribution to or for the holders of Senior Indebtedness, before any payment of distribution is made to the Payee.

          The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation shall not be deemed a dissolution, winding up, liquidation or reorganization for the purposes of this Article.

          2.2.  Subrogation of Note.  Subject to the payment in full of all
                -------------------
amounts then due (whether by acceleration of the maturity thereof or otherwise) on account of the principal of and interest on all Senior Indebtedness at the time outstanding, the Payee shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal of (and premium, if any) and interest on this Note shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Payee would be entitled except for the provisions of this Article, and no payments over to the holders of Senior Indebtedness by the Payee, shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the Payee, be deemed to be a payment by the Company to or on account of the Senior Indebtedness. It is understood that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Payee, on the one hand, and the holders of Senior Indebtedness, on the other hand. Contrary provisions herein notwithstanding, as between the Payee and Corestates, the subrogation rights of Payee shall not entitle the Payee to any priority over Corestates as to payments or distributions of cash, property or securities of the Company distributed to Corestates which Corestates is subsequently required to disgorge, return or otherwise pay-over pursuant to applicable fraudulent conveyance laws.

          Nothing contained in this Article or elsewhere in this Note is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness, and the Payee, the obligation of the Company, which is absolute and unconditional, to pay to the Payee the principal of and interest on this Note as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights of the Payee and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Payee from exercising all remedies otherwise permitted by applicable law upon default under this Note, subject to the rights, if any, under this Article of the

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holders of Senior Indebtedness in respect of cash, property or securities of the
Company received upon the exercise of any such remedy.

          Upon any payment or distribution of assets of the Company referred to in this Article, the Payee shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Payee for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

          2.3  Undertaking.  By its acceptance of this Note, the Payee agrees to
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execute and deliver such documents as may be reasonably requested from time to time by the Company or the lender of any Senior Indebtedness in order to implement the foregoing provisions of this Article II.

          2.4.  Article Not To Prevent Events of Default.  The failure to make a
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payment on account of principal of or interest on this Note by reason of any provision in this Article II shall not be construed as preventing the occurrence of an Event of Default.

                                  ARTICLE III
                               EVENTS OF DEFAULT

          At the option of the Payee and without prejudice to any other rights the Payee may have at law or in equity, all sums of principal and interest then remaining unpaid hereon shall immediately and automatically become due and payable without demand, presentment or notice, all of which hereby are expressly waived, or any other action on the part of the Payee, if any of the following occurs ("Events of Default"):

          3.1.  Breach of Covenants.  The Company breaches any covenant or other
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term of this Note, or Article 6 or Article 7 of the Purchase Agreement; provided that a breach of a covenant set forth in Article 6 shall not become an Event of Default until five days after written notice thereof to the Company from the Payee.

          3.2  Breach of Representations and Warranties.  Any of the
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representations or warranties of the Company or any Subsidiary made to the Payee in the Purchase Agreement is or becomes false or misleading in any material respect as if such representations and warranties were made as of the date hereof.

          3.3.  Insolvency; Appointments of Receiver or Trustee.  The Company
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becomes insolvent or admits in writing its inability to pay its debts as they mature; makes an assignment for the benefit of creditors; applies for or consents to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee otherwise is appointed and any such receivership or trusteeship shall remain undischarged for a period of 60 days.

          3.4.  Judgments.  Any final judgment or judgments for an amount or
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amounts in excess of $500,000 in the aggregate is entered against the Company or any of its property or other assets and remains un-vacated, unbonded or unstayed for a period of ten days or in any event later than five days prior to the date of any proposed sale thereunder.

          3.5.  Bankruptcy.  Bankruptcy, insolvency, reorganization or
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liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors is instituted by the Company, or against the Company, and any such involuntary proceeding shall remain undismissed for a period of 60 days or the Company by any act indicates its consent to, approval of, or acquiescence in, any such proceeding.

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          3.6.  Attachments.  Any material writ of attachment is levied against
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any property or other assets of the Company and the Company fails within five days thereafter to post a bond for the release of such attachment.

          3.7.  Default on Senior Indebtedness.  The Company fails to pay when
                ------------------------------
due any obligation for money borrowed or defaults under any agreement involving the borrowing of money or the advance of credit with respect to the Senior Indebtedness, which results in the acceleration of the maturity of all or a portion of the Senior Indebtedness or otherwise results in the pursuit by the lender of: (i) collection of the indebtedness or (ii) remedies as a secured creditor.

          3.8.  Failure to Pay Note when Due.  The Company fails to pay this
                -----------------------------
Note when due in accordance with its terms.

          3.9.  Change of Control.  Upon either of the following to occur:  (i)
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in the event of a Change of Control transaction with a Person, other than the
Payee, which is approved by the Board of Directors of the Company, the passage of 60 calendar days after the earlier of the public announcement or the execution of definitive documents with respect thereto; or (ii) in the event of a Change of Control transaction with a Person, other than the Payee, which is not approved by the Board of Directors of the Company, the passage of 60 calendar days after the consummation of such transaction.

          3.10  Termination of Reporting Obligations or Listing Rights.  The
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Company's reporting obligations pursuant to Section 13 or 15(d) of the Exchange
Act are suspended or terminated or the Company's Common Stock is no longer traded (for any reason) on the Nasdaq National Market System, except for temporary suspensions of trading.


                                   ARTICLE IV
                                  DEFINITIONS

          Except as otherwise specified or as to the context may otherwise require, the following terms shall have the respective meanings set forth below whenever used in this Note:

          "Change of Control" shall mean: (i) any reorganization, merger or
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consolidation of the Company with one or more Persons (other than the Payee)
pursuant to which the Company shall not be the continuing or surviving entity of such reorganization, merger or consolidation; (ii) the transfer of all or substantially all of the assets of the Company; (iii) any transaction or transactions where any Person (other than the Payee) or "group," as defined in Rule 13d-5 of the Exchange Act, shall be the Beneficial Owner of a majority of the then outstanding shares of the Company's securities generally entitled to vote in the election of directors; or (iv) any transaction as a result of which the persons who are directors of the Company before the transaction cease to constitute a majority of the Company's Board of Directors upon consummation of the transaction.

          "Beneficial Owner"  A Person shall be deemed the "Beneficial Owner" of
           ----------------
and shall be deemed to "beneficially own" any securities in accordance with the term "beneficial ownership" as defined in Rule 13d-3 under the Exchange Act as in effect on the date hereof, and shall also include any securities which such Person or any Affiliate of such Person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise.

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

                                   ARTICLE V
                                 MISCELLANEOUS

          5.1.  Enforcement of Rights.  The Company shall reimburse the Payee
                ---------------------
for all costs and expenses incurred by the Payee and shall pay the reasonable fees and disbursements of counsel to the Payee in connection with the enforcement of the Payee's rights under this Note.

          5.2.  No Waiver.  No amendment, modification or waiver of any
                ---------
provision of this Note nor consent to any departure by the Company therefrom shall be effective unless the same shall be in writing and signed by the Payee and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          5.3.  Waiver of Notice.  The Company hereby waives any requirements of
                ----------------
notice of dishonor, notice of protest and protest.

          5.4.  Governing Law.  This Note shall be shall be deemed to be a
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contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the laws of said State without giving effect to the rules of said State governing the conflicts of laws.

          5.5.  Assignment.  This Note shall be binding upon the Company and its
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successors and assigns and the terms hereof shall inure to the benefit of the
Payee and its successors and assigns, including subsequent holders hereof; provided, however, any assignee of the Payee shall be an Affiliate of the Payee.

          5.6.  Severability.  The holding of any provision of this Note to be
                ------------
invalid or unenforceable by a court of competent jurisdiction shall not affect any other provisions and the other provisions of this Note shall remain in full force and effect.

          5.7.  Captions.  The caption headings of the Articles and Sections of
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this Note are for convenience of reference only and are not intended, nor should they be construed as, a part of this Note and shall be given no substantive effect.

          IN WITNESS WHEREOF, the Company, has caused this Note to be signed in its corporate name and its corporate seal to be hereunto affixed by its secretary thereunto duly authorized.

                                        CHRYSALIS INTERNATIONAL CORPORATION


                                        By:  /s/ John G. Cooper
                                            ------------------------------------

                                        Name: John G. Cooper
                                            ------------------------------------

                                        Title: Senior Vice President and Chief
                                                Financial Officer
                                            ------------------------------------


ATTEST:

Name:/s/ Paul J. Schmitt
     ------------------------------------

Title: Chairman of the Board of Directors
        and Chief Executive Officer
      -----------------------------------

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                                                                       Exhibit A
                                                                       ---------

                                ASSIGNMENT FORM
                                ---------------

          For value received ________________________________ hereby sell, assign and transfer to ___________________________ all right, title and interest in and to the attached Note in the principal amount of $___________, and irrevocably appoint _____________________________________________ attorney (with full power of substitution) to transfer the Note on the books of CHRYSALIS INTERNATIONAL CORPORATION.


Date

---------------------------------- ---------------------------------------------
                                   (Please sign exactly as name appears on Note)

                                    Name:________________________
                                    Title:_________________________

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